EXHIBIT 10.11

                      RADIOLOGY SERVICE PROVIDER AGREEMENT
                               CONTRACTED SERVICES

This Agreement is made and entered into February 1, 1996, by and between AMERICAN MEDICAL IMAGING INCORPORATED (hereinafter referred to as"AMIC"), a corporation organized under the laws of the State of Texas and Phy.Med., Inc. (hereinafter referred to as "PHYMED").

                                   WITNESSETH

WHEREAS, PHYMED desires to provide radiological services for AMIC patients in accordance with the terms of the Agreement, and;

WHEREAS, AMIC is a texas corporation which is involved in the provision of diagnostic radiological services, and;

WHEREAS, AMIC desires to contract with a diagnostic radiological center to provide services to its patients that it is unable to provide at its centers, and;

WHEREAS, PHYMED desires to provide those services to AMIC's patients under the terms of this Agreement.

NOW THEREFORE, for in consideration of the mutual covenants and promises expressed herein, the adequacy of which is forever acknowledged and confessed, the parties agree to as follows:

                                    ARTICLE I

                               OBLIGATIONS OF AMIC

         1.01 Provision of Marketing Services. AMIC agrees to provide marketing services associated with patients referred by AMIC.

         1.02 Referral of Procedures. AMIC shall refer only patients for MRI procedures for which it does not have appropriate physician or equipment services available at its Dallas site.

                                   ARTICLE II

                              OBLIGATIONS OF PHYMED

         2.01 Services. PHYMED agrees to provide MRI services to patients of AMIC on as scheduled basis without discrimination.




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         2.02     Records.   PHYMED  shall  maintain   records  and  information
                  including, but not limited to, information relating to the provision of PhyMed Services in accordance with general standards applicable to such records. PHYMED will make such records available to other medical providers, subject to applicable confidentiality requirements, when such records are necessary for treating a referred patient, and that such records shall be retained for at least five (5) years from date of service. Records are to be available for review during normal business hours.

         2.03     Rules &  Regulations.  PHYMED will comply  with  policies  and
                  procedures   identified  in  AMIC  Rules  &  Regulations   for
                  evaluating and ensuring quality of care and cost containment.

         2.04 Policies and Procedures. PHYMED agrees to comply with all Administrative Policies and Procedures relating to the delivery of medical services, and also to comply with all applicable State and Federal laws and regulations relating to Health Care Organizations or to Ancillary Service Providers performance of Covered Services under this Agreement.

         2.05     Malpractice  Coverage.   PHYMED  shall  maintain  professional
                  liability policies for a minimum of $500,000 dollars per occurrence and $1,000,000 dollars in aggregate, unless the parties otherwise designate in writing. In addition, PHYMED at their sole cost and expense, agrees to maintain such policies of general and professional liability insurance and other insurance as necessary to ensure PHYMED and PHYMED's employees, agents, and representatives against claims for damages arising from personal injuries or death occasioned directly or indirectly in connection with the performance of any services provided hereunder, the use of any property and facilities provided by PHYMED, and activities performed by PHYMED in connection with this Agreement.

         2.06 Non-Discrimination. PHYMED will neither differentiate nor discriminate in the treatment of patients who are referred by AMIC. PHYMED will neither differentiate nor discriminate in the treatment of referred patients because of race, color, national origin, ancestry, religion, sex, marital status, or age. PHYMED will render services to referred patients in the same manner, in accordance with the same standards, and within the same time availability as offered other patients.

                                   ARTICLE III

                           REIMBURSEMENT FOR PROVISION
                               OF COVERED SERVICES

         3.01 PHYMED Agrees to Seek Payment Only from AMIC. PHYMED warrants that they shall seek payment only from AMIC. PHYMED agrees to accept the payment from AMIC, referenced in Exhibit A hereto, as payment in full for those health services determined by AMIC to be Covered Services, and will not un der any
                  circumstances   seek   payment   from  any   patient.   PHYMED




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                  understands  the  prohibition   against  billing  patient  for
                  services covered by this Agreement.

         3.02 PHYMED Statement and Claims Submission. when billing fee for service, PHYMED agrees to submit to AMIC statements for Covered Services rendered to referred patient, including a full itemization of treatments given. Statements must include all necessary provider and insurance identification, including patient member name and number; provider name; date of service, diagnostic code; procedure code; and copies of any required referral authorization forms. Such billings shall be on the HFCA 1500 Form, UB-92 or other such form as approved by AMIC. PHYMED shall be compensated those amounts set forth in Exhibit A of this Agreement, which is attached hereto and incorporated by this reference. All billings must be accompanied by proper authorization. Claims must be submitted within sixty (60) days of the date of service for payment to be made.

                                   ARTICLE IV

                                MUTUAL AGREEMENTS

         4.01 Term. This Agreement shall commence on the date set forth above and shall continue in effect for one (1) year, automatically renewing at each anniversary date for an additional one (1) year period unless terminated by either
                  PHYMED or AMIC under the termination provisions set forth below or by the giving of written notice to the other party at least ninety days prior to the end of such term indicating an intent not to renew.

         4.02 Termination Without Cause. This Agreement may be terminated without cause by either party hereto, upon ninety (90) days written notice to the other party.

         4.03     Termination For Cause.

          (a) Notwithstanding any other provision of this Agreement, the AMIC shall have the right to terminate this Agreement immediately upon the occurrence of any of the following events: (1) PHYMED ceases to have an unrestricted license to practice, an unrestricted DEA authorization number, and DPS Registration; (2) PHYMED fails to maintain the insurance coverage required under this Agreement; (3) PHYMED's quality assurance or utilization record falls below the standards required under any quality assurance or utilization review program established by the AMIC or by any Health Plan; (4) a bankruptcy or insolvency proceeding is initiated by or against PHYMED; (5) PHYMED commits a material breach under this Agreement and such breach is not cured within thirty
                  (30) days of written notice given by the AMIC to PHYMED; (6) any statement or representation made by PHYMED to AMIC shall prove to have been false or misleading in any material respect when made; (7) PHYMED commits a material breach under any Managed Care Contract and the AMIC determines, in its sole judgment, that such breach impairs the ability of PHYMED to perform under this Agreement; (8) PHYMED fails to meet the credentialing criteria established by the AMIC for Ancillary Service Provider's area of practice; or (9) PHYMED


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                  engages in conduct which, in  the reasonable  judgment  of the
                  AMIC, is damaging to the name and reputation of the AMIC and its other members.

         (b) PHYMED may terminate this Agreement in the event that AMIC fails to make payments to PHYMED as provided in this Agreement and in accordance with the applicable Managed Care Contract and such default has not been cured within thirty (30) days after receipt of written notice of such default from PHYMED.

         4.04 Assignment. This Agreement may not be assigned or transferred in any way by the PHYMED without the prior written consent of the AMIC. The AMIC may not assign this Agreement without the consent of PHYMED unless the assignment is to an entity which is formed for purposes of entering into a Management Services Agreement with Princeton Integrated Physicians Association.

         4.05 Independent Contractors. None of the provisions of this Agreement are intended to create, nor shall any be designated or construed to create any relationship between PHYMED and AMIC other than that of independent entities contracting with each other hereunder solely for effecting the provisions of this Agreement. Neither of the parties hereto, nor any of their respective representatives, shall be construed to be the agent, employee, or representative of the other.

         4.06 Controlling Law. This Agreement shall be governed in all respects by the Laws of the State of Texas and by the laws of the Federal Government. The invalidity or unenforceability of any terms or conditions hereof shall in no way affect the validity or enforceability of any other term or provision.

         4.07 Use of Ancillary Provider Name. AMIC may list the names, addresses, phone numbers and ancillary provider names in a general list of participating providers (Provider Directory) which is distributed to referring physicians, potential referring physicians and other participating providers.

         4.08 Amendments or Modifications of Agreement. this Agreement constitutes the entire understanding of the parties hereto. Amendments or modifications of this Agreement shall be mutually agreed to in writing by AMIC and PHYMED. In the event that AMIC wishes to amend or modify this Agreement, AMIC may deliver said Amendment or Modification to PHYMED in accordance with Article V 5.09 of this Agreement. PHYMED shall have twenty (20) days to respond to AMIC in accordance with Article V 5.09. If no response is received from PHYMED within twenty
                  (20) days of receipt of Amendment or Modification, it shall be deemed that PHYMED has approved such Amendment or Modification. In the event AMIC is required to amend this Agreement in order to comply with changes required by the duly constituted regulatory authorities of the State of Texas or the Federal Government, AMIC shall furnish PHYMED written notice of any such Amendments and PHYMED shall be bound by such Amendments.


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         4.09     Notices.  Any and all notices required to be given pursuant to the terms of this Agreement must be given in writing and delivered by United States mail, postage prepaid, return receipt requested at the following addresses listed below by the appropriate signature line.

         4.10 Waivers of Default. The waiver by either party of one or more defaults on the part of the other party in the performance of obligations under this Agreement will not be construed to operate as a waiver of any subsequent defaults. All such waivers must be set forth specifically in writing and signed by the waiving party.

         4.11 Confidentiality of Contract and Proprietary Information. Both parties agree that this contract is private between both contracting parties. The contract is not to be disseminated by either party other than to regulatory agencies that have a right to review.

         4.12 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or should be construed to confer upon any person or entity other than the parties of this Agreement, any right, remedy or claim by reason of this Agreement as third party beneficiaries. The terms of this Agreement are for the sole benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year above set forth.

PHYMED                                        AMIC

By:                                           By:

    /s/ George C. Barker                          /s/   P. Shalen
    -------------------------                     ----------------------------
    Signature                                     Signature


        President                                       Vice President
    -------------------------                     ---------------------------
    Title                                         Title









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                                   SCHEDULE A

                         ANCILLARY SERVICE REIMBURSEMENT

 1.       Reimbursement for Ancillary Services.

          C. Contracted Rate. AMIC shall pay PHYMED at flat rate per MR of $300.00.

          D. Terms of Payment. PHYMED shall submit an invoice by the 5th day of the month following the state of service for AMIC patients. AMIC shall make prompt payment to PHYMED for these services within ten working days of the date of the invoice aforementioned.


















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